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                         POTOMAC ELECTRIC POWER COMPANY

                1900 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C.

                                       TO

                            THE RIGGS NATIONAL BANK
                              OF WASHINGTON, D.C.

                    800-17TH STREET, N.W., WASHINGTON, D.C.
                                                                      AS TRUSTEE

                              ------------------

                             Supplemental Indenture

                           DATED AS OF MARCH 10, 1995

                              ------------------

                   SUPPLEMENTAL TO MORTGAGE AND DEED OF TRUST

                               DATED JULY 1, 1936

                              ------------------

                  FIRST MORTGAGE BONDS, 5 3/4% SERIES DUE 2010

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

                        POTOMAC ELECTRIC POWER COMPANY
               SUPPLEMENTAL INDENTURE DATED AS OF MARCH 10, 1995

                              TABLE OF CONTENTS*

                              ------------------

                                                                           PAGE
                                                                           ----
 Parties..................................................................   1
 Recitals.................................................................   1

                                    PART I

                                  Definitions

 Facilities...............................................................   6
 Loan Agreement...........................................................   6
 Pollution Control Bond Indenture.........................................   7
 Pollution Control Bonds..................................................   7
 Pollution Control Bond Trustee...........................................   7

                                    PART II

                      Description of Bonds of 2010 Series

 Section 1. General description of Bonds of 2010 Series..................    7
 Section 2. Denominations of Bonds.......................................    8
 Section 3. Form of Bond.................................................    8
            Form of Trustee's Certificate................................   16

                                   PART III

                                Issue of Bonds

 Section 1. Limitation as to principal amount............................   17
 Section 2. Issue of $16,000,000 principal amount of Bonds of 2010 Se-
             ries........................................................   17

                                    PART IV

                                  Redemption

 Section 1. Bonds of 2010 Series are not redeemable prior to maturity....   18
 Section 2. Bonds of 2010 Series redeemable in certain events............   18
 Section 3. Bonds of 2010 Series subject to mandatory redemption in cer-
             tain events.................................................   18
 Section 4. Notice of redemption.........................................   19

- ---------
  * The Table of Contents is not part of the Supplemental Indenture and should not be considered as such. It is included herein only for purposes of convenient reference.

                                                                          PAGE
                                                                          ----
                                    PART V

Amendment of Indenture to Permit Qualification under Trust Indenture Act of 1939................................................................  19

                                    PART VI

Amendment of Original Indenture..........................................  20

                                   PART VII

                Additional Particular Covenants of the Company

Section 1.  Company not to withdraw money pursuant to Section 2 of Arti-
              cle VIII in excess of an amount equal to principal amount
              of issued refundable Bonds.................................  20
Section 2.  No property additions made prior to December 31, 1946 to be used for any purpose under the Indenture...................  20

                                   PART VIII

                                  The Trustee

Acceptance of trusts by the Trustee......................................  21
Trustee not responsible for validity of the Supplemental Indenture.......  21

                                    PART IX

                           Miscellaneous Provisions

Payments due on non-business days........................................  21
Credits on First Mortgage Bonds..........................................  21
Execution of Supplemental Indenture in counterparts......................  22
Appointment of attorneys-in-fact by parties..............................  22
Testimonium..............................................................  22
Execution................................................................  23
Company's Acknowledgments................................................  24
Trustee's Acknowledgments................................................  26

 SUPPLEMENTAL INDENTURE, dated as of the tenth day of March, nineteen hundred and ninety-five (1995), made by and between Potomac Electric Power Company, a corporation organized and existing under the laws of the District of Columbia and a domestic corporation of the Commonwealth of Virginia (hereinafter some-times called the "Company"), party of the first part, and The Riggs National Bank of Washington, D.C., a national banking association organized and exist-ing under the laws of the United States of America (hereinafter sometimes called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1936, hereinafter mentioned, party of the second part;

 Whereas, The Company has heretofore executed and delivered its Mortgage and Deed of Trust, dated July 1, 1936 (hereinafter sometimes referred to as the "Original Indenture"), to the Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series; and

 Whereas, pursuant to the terms and provisions of the Original Indenture, in-dentures supplemental thereto dated as of July 1, 1936, December 1, 1939, Au-gust 1, 1940, August 1, 1942, January 1, 1948, May 1, 1949, May 1, 1950, March
1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, December 1, 1958, November
16, 1959, December 1, 1960, February 15, 1963, May 15, 1964, April 1, 1966,
May 1, 1967, February 15, 1968, March 15, 1969, February 15, 1970, August 15,
1970, September 15, 1972, April 1, 1973, January 2, 1974, August 15, 1974, Au-
gust 15, 1974, June 15, 1977, July 1, 1979, June 16, 1981, June 17, 1981, De-
cember 1, 1981, August 1, 1982, October 1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986, March 1, 1987, September 16, 1987, May
1, 1989, August 1, 1989, April 5, 1990, May 21, 1991, May 7, 1992, September
1, 1992, November 1, 1992, March 1, 1993, March 2, 1993, July 1, 1993, August
20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994 and February 11, 1994 have been heretofore entered into between the Company and the Trustee to provide, respectively, for the creation of the first through the fifty-eighth series of Bonds thereunder and, in the case of the supplemental indentures dated January 1, 1948, March 1, 1952, May 15, 1953, May 16, 1955, June 1, 1956, September 15, 1972, July 1, 1979, June 17,
1981, November 1, 1985, September 16, 1987, May 1, 1989, May 21, 1991, May 7,
1992, July 1, 1993 and one of the
supplemental indentures dated August 15, 1974, to convey additional property;
and

 Whereas, $20,000,000 principal amount of Bonds of the 3 1/4% Series due 1966 (the first series), $5,000,000 principal amount of Bonds of the 3 1/4% Series due 1974 (the second series), $10,000,000 principal amount of Bonds of the 3 1/4% Series due 1975 (the third series), $5,000,000 principal amount of Bonds of the 3 1/4% Series due 1977 (the fourth series), $15,000,000 principal amount of Bonds of the 3% Series due 1983 (the fifth series), $10,000,000 principal amount of Bonds of the 2 7/8% Series due 1984 (the sixth series), $30,000,000 principal amount of Bonds of the 2 3/4% Series due 1985 (the sev-enth series), $15,000,000 principal amount of Bonds of the 3 1/4% Series due 1987 (the eighth series), $10,000,000 principal amount of Bonds of the 3 7/8% Series due 1988 (the ninth series), $10,000,000 principal amount of Bonds of the 3 3/8% Series due 1990 (the tenth series), $10,000,000 principal amount of Bonds of the 3 5/8% Series due 1991 (the eleventh series), $25,000,000 princi-pal amount of Bonds of the 4 5/8% Series due 1993 (the twelfth series), $15,000,000 principal amount of Bonds of the 5 1/4% Series due 1994 (the thir-teenth series), $45,000,000 principal amount of Bonds of the 7 3/4% Series due 2004 (the twentieth series), $35,000,000 principal amount of Bonds of the 8.85% Series due 2005 (the twenty-first series), $70,000,000 principal amount of Bonds of the 9 1/2% Series due August 15, 2005 (the twenty-second series). $50,000,000 principal amount of Bonds of the 7 3/4% Series due 2007 (the twen-ty-third series), $9,000,000 principal amount of Bonds of the 5 5/8% Series due 1997 (the twenty-fourth series), $100,000,000 principal amount of Bonds of the 8 3/8% Series due 2009 (the twenty-fifth series), $50,000,000 principal amount of Bonds of the 10 1/4% Series due 1981 (the twenty-sixth series), $50,000,000 principal amount of Bonds of the 10 3/4% Series due 2004 (the twenty-seventh series), $38,300,000 principal amount of Bonds of the 6 1/8% Series due 2007 (the twenty-eighth series), $15,000,000 principal amount of Bonds of the 6 1/2% Series due 2004 (the twenty-ninth series), $20,000,000 principal amount of Bonds of the 6 1/2% Series due 2007 (the thirtieth se-ries), $7,500,000 principal amount of Bonds of the 6 5/8% Series due 2009 (the thirty-first series), $30,000,000 principal amount of Bonds of the Floating Rate Series due 2010 (the thirty-second series), $50,000,000 principal amount of Bonds of the 14 1/2% Series due 1991 (the thirty-third series), $60,000,000 principal amount of

Bonds of the 14 1/4% Series due 1992 (the thirty-fifth series), $50,000,000 principal amount of Bonds of the 11 7/8% Series due 1989 (the thirty-sixth se-ries), $37,000,000 principal amount of Bonds of the 8 3/4% Series due 2010 (the thirty-seventh series), $75,000,000 principal amount of Bonds of the 11 1/4% Series due 2015 (the thirty-eighth series), $75,000,000 principal amount of Bonds of the 9 1/4% Series due 2016 (the thirty-ninth series), $75,000,000 principal amount of Bonds of the 8 3/4% Series due 2016 (the fortieth series), $75,000,000 principal amount of Bonds of the 8 1/4% Series due 2017 (the for-ty-first series), $75,000,000 principal amount of Bonds of the 9% Series due 1990 (the forty-second series), $75,000,000 principal amount of Bonds of the 9 3/4% Series due 2019 (the forty-third series) and $15,200,000 principal amount of Bonds of the 8 5/8% Series due 2019 (the forty-fourth series) have been heretofore redeemed and retired and there are now issued and outstanding under the Original Indenture and under the supplemental indentures referred to above: $40,000,000 principal amount of Bonds of the 5% Series due 1995 (the fourteenth series); $50,000,000 principal amount of Bonds of the 4 3/8% Series due 1998 (the fifteenth series); $45,000,000 principal amount of Bonds of the 4 1/2% Series due 1999 (the sixteenth series); $15,000,000 principal amount of Bonds of the 5 1/8% Series due 2001 (the seventeenth series); $35,000,000 principal amount of Bonds of the 5 7/8% Series due 2002 (the eighteenth se-ries); $40,000,000 principal amount of Bonds of the 6 5/8% Series due 2003 (the nineteenth series); $16,000,000 principal amount of Bonds of the 5 5/8% Series due 1997 (the twenty-fourth series); $50,000,000 principal amount of Bonds of the Adjustable Rate Series due 2001 (the thirty-fourth series); $59,800,000 principal amount of Bonds of the 8 5/8% Series due 2019 (the for-ty-fourth series); $100,000,000 principal amount of Bonds of the 9% Series due 2000 (the forty-fifth series); $100,000,000 principal amount of Bonds of the 9% Series due 2021 (the forty-sixth series); $75,000,000 principal amount of Bonds of the 8 1/2% Series due 2027 (the forty-seventh series); $30,000,000 principal amount of Bonds of the 6% Series due 2022 (the forty-eighth series); $37,000,000 principal amount of Bonds of the 6 3/8% Series due 2023 (the for-ty-ninth series); $78,000,000 principal amount of Bonds of the 6 1/2% Series due 2008 (the fiftieth series); $40,000,000 principal amount of Bonds of the 7 1/2% Series due 2028 (the fifty-first series); $100,000,000 principal amount of Bonds of the 7 1/4% Series due 2023 (the fifty-second series); $100,000,000 principal amount of Bonds of the 6 7/8% Series due 2023 (the fifty-third se-ries);

$50,000,000 principal amount of Bonds of the 5 5/8% Series due 2003 (the fif-ty-fourth series); $50,000,000 principal amount of Bonds of the 5 7/8% Series due 2008 (the fifty-fifth series); $75,000,000 principal amount of Bonds of the 6 7/8% Series due 2024 (the fifty-sixth series); $42,500,000 principal amount of Bonds of the 5 3/8% Series due 2024 (the fifty-seventh series); and $38,300,000 principal amount of Bonds of the 5 3/8% Series due 2024 (the fif-ty-eighth series); and

 Whereas, for the purpose of conforming the Original Indenture to the stan-dards prescribed by the Trust Indenture Act of 1939 or otherwise modifying certain of the provisions of the Original Indenture, indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October
1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, November 1, 1986,
March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989, April 5, 1990,
May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992, March 1, 1993,
March 2, 1993, July 1, 1993, August 20, 1993, September 29, 1993, September 30, 1993, October 1, 1993, February 10, 1994 and February 11, 1994 have been heretofore entered into between the Company and the Trustee, and for the pur-pose of conveying additional property, indentures supplemental thereto dated July 15, 1942, October 15, 1947, December 31, 1948, December 31, 1949, Febru-
ary 15, 1951, February 16, 1953, March 15, 1954, March 15, 1955, March 15,
1956, April 1, 1957, May 1, 1958, May 1, 1959, May 2, 1960, April 3, 1961, May
1, 1962, May 1, 1963, April 23, 1964, May 3, 1965, June 1, 1966, April 28,
1967, July 3, 1967, May 1, 1968, June 16, 1969, May 15, 1970, September 1,
1971, June 17, 1981, November 1, 1985, September 16, 1987, May 1, 1989, May
21, 1991, May 7, 1992 and July 1, 1993 have been heretofore entered into be-tween the Company and the Trustee, and for the purpose of better securing and protecting the Bonds then or thereafter issued and confirming the lien of the Original Indenture, an indenture dated October 15, 1942 supplemental thereto has been heretofore entered into between the Company and the Trustee; the Original Indenture as heretofore amended and supplemented being hereinafter referred to as the "Original Indenture as amended"; and

 Whereas, the Company proposes to enter into a Loan Agreement (hereinafter de-fined) with Prince George's County, Maryland, a political subdivision of the State of Maryland (hereinafter called the "County"), to re-finance a portion of the cost of the acquisition of the Facilities (hereinaf-ter defined) at the Company's Chalk Point Generating Station in Maryland (hereinafter called the "Plant"); and

 Whereas, the County proposes to issue its Pollution Control Bonds (hereinaf-ter defined) in the principal amount of $16,000,000; and

 Whereas, the Company is entitled to have authenticated and delivered addi-tional Bonds on the basis of the net bondable value of property additions, upon compliance with the provisions of Section 4 of Article III of the Origi-nal Indenture as amended; and

 Whereas, the Company has determined to issue to the Pollution Control Bond Trustee (hereinafter defined), as assignee of the County, pursuant to and as security for the Loan Agreement a fifty-ninth series of Bonds under the Origi-nal Indenture as amended in the principal amount of $16,000,000, to be known as First Mortgage Bonds, 5 3/4% Series due 2010 (hereinafter called "Bonds of 2010 Series"); and

 Whereas, the Original Indenture as amended provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execu-tion of an appropriate supplemental indenture; and

 Whereas, the Original Indenture as amended provides that the Company and the Trustee may enter into indentures supplemental thereto to add to the covenants and agreements of the Company contained therein other covenants and agreements thereafter to be observed; and to surrender any right or power reserved to or conferred upon the Company in the Original Indenture as amended; and

 Whereas, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture as amended and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

 Whereas, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

 Now, Therefore, This Indenture Witnesseth:

 That Potomac Electric Power Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and de-livery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants, declares and agrees with the Trustee and its successors in the trust under the Original Indenture as amend-ed, for the benefit of those who hold the Bonds, or any of them, issued or to be issued hereunder or under the Original Indenture as amended, as follows:

                                    PART I.

                                 Definitions.

 The terms defined in this Part I shall, for all purposes of this Supplemental Indenture, have the meanings herein specified, unless the context otherwise requires:

Facilities:

 The term "Facilities" shall mean the pollution control project at the Plant, described in Exhibit A to the Loan Agreement, and related improvements and any substitutions therefor, being acquired by the Company and financed under the Loan Agreement for operation by it as pollution control facilities.

 The term "acquisition," when used with regard to the Facilities, shall in-clude, without limitation, the construction, installation and equipping of the Facilities.

Loan Agreement:

 The term "Loan Agreement" shall mean the Loan Agreement dated as of March 15, 1995, entered into between the County and the Company, and any and all modifi-cations, alterations, amendments and supplements thereto.

Pollution Control Bond Indenture:

 The term "Pollution Control Bond Indenture" shall mean the Indenture of Trust, dated as of March 15, 1995, between the County and the Pollution Con-trol Bond Trustee, pursuant to which the Pollution Control Bonds are issued, and any indenture supplemental thereto.

Pollution Control Bonds:

 The term "Pollution Control Bonds" shall mean the Pollution Control Revenue Refunding Bonds (Potomac Electric Project) of the County authenticated and de-livered pursuant to the Pollution Control Bond Indenture. The term "Pollution Control Bonds, 1995 Series" shall mean the series of Pollution Control Revenue Refunding Bonds in the aggregate principal amount of $16,000,000 delivered initially.

Pollution Control Bond Trustee:

 The term "Pollution Control Bond Trustee" shall mean NationsBank, N.A., a na-tional banking association duly organized and existing under the laws of the United States of America, or its successors, as Trustee under the Pollution Control Bond Indenture.

                                   PART II.

                     Description of Bonds of 2010 Series.

 Section 1. The fifty-ninth series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture as amended shall be Bonds of 2010 Series. The Bonds of 2010 Series shall, subject to the provi-sions of Section 1 of Article II of the Original Indenture as amended, be des-ignated as "First Mortgage Bonds, 5 3/4% Series due 2010" of the Company. The Bonds of 2010 Series shall be executed, authenticated and delivered in accor-dance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture as amended, ex-cept in so far as the terms and provisions of the Original Indenture as amended are amended or modified by this Supplemental Indenture.

 The Bonds of 2010 Series shall mature March 15, 2010 and shall bear interest at the rate of five and three-quarters percent (5 3/4%) per annum, payable semiannually on the fifteenth day of March and the fifteenth day of September in each year (each such March 15 and September 15 being hereinafter called an "interest payment date"). The Bonds of 2010 Series shall be payable as to principal and interest in lawful money of the United States of America in im-mediately available funds, and shall be payable (the interest as well as the principal thereof) at the address of the registered owner of such Bonds of 2010 Series appearing on the transfer register of the Company.

 Every Bond of 2010 Series shall be dated as of the date of its authentication and delivery, or if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or the date of delivery of the initial Bonds of 2010 Series, whichever is later.

 Section 2. The Bonds of 2010 Series shall be registered Bonds without coupons of denominations of any multiple of $5,000, numbered consecutively upwards from R1.

 Section 3. The Bonds of 2010 Series, and the Trustee's certificate to be en-dorsed on the Bonds of 2010 Series, shall be substantially in the following forms, respectively:

                                [Form Of Bond]

 This Bond is not transferable except as provided in the Pollution Control Bond Indenture, as defined herein.

                        POTOMAC ELECTRIC POWER COMPANY
               (A District of Columbia and Virginia corporation)
                  First Mortgage Bond, 5 3/4% Series Due 2010

No. R-                                                                     $

 Potomac Electric Power Company, a corporation organized and existing under the laws of the District of Columbia and a domestic corporation of the Common-wealth of Virginia (hereinafter called the "Com-
pany", which term shall include any successor corporation as defined in the Amended Indenture hereinafter referred to), for value received, hereby prom-
ises to pay to          or registered assigns, the sum of          dollars, on
the fifteenth day of March, 2010, or on such other date as may be required herein, in lawful money of the United States of America in immediately avail-able funds, and to pay interest thereon in like money from the later of March 15, 1995 or the interest payment date (March 15 or September 15) next preced-ing the date of this Bond, or if the Company shall default in the payment of interest due on such interest payment date, then from the next preceding in-terest payment date to which interest has been paid or March 15, 1995, which-ever is later, at the rate of five and three-quarters percent (5 3/4%) per an-num, payable semiannually, on the fifteenth day of March and the fifteenth day of September in each year until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall de-fault in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture. Both principal of, and interest on, this Bond are payable at the address of the registered owner hereof appearing on the trans-fer register of the Company. To the extent permitted by law, the Company shall pay interest on any overdue installment of interest hereunder at the rate of five and three-quarters percent (5 3/4%) per annum, or at such lesser maximum rate of interest as is permitted by law at any such time.

 This Bond is one of a duly authorized issue of Bonds of the Company (herein-after called the "Bonds") in unlimited aggregate principal amount of the se-ries hereinafter specified, all issued and to be issued under and equally se-cured (except in so far as any purchase or sinking fund or analogous provi-sions for any particular series of Bonds, established by any indenture supple-mental to the Amended Indenture hereinafter mentioned, may afford additional security for such Bonds) by a Mortgage and Deed of Trust, dated July 1, 1936, executed by the Company to The Riggs National Bank of Washington, D.C. (herein called the "Trustee"), as trustee, as amended by indentures supplemental thereto dated December 10, 1939, August 10, 1942, October 15, 1942, April 1, 1966, June 16, 1981, June 17, 1981, December 1, 1981, August 1, 1982, October
1, 1982, April 15, 1983, November 1, 1985, March 1, 1986, Novem-
ber 1, 1986, March 1, 1987, September 16, 1987, May 1, 1989, August 1, 1989,
April 5, 1990, May 21, 1991, May 7, 1992, September 1, 1992, November 1, 1992,
March 1, 1993, March 2, 1993, July 1, 1993, August 20, 1993, September 29,
1993, September 30, 1993, October 1, 1993, February 10, 1994 and February 11, 1994 (said mortgage and deed of trust, as so amended, being herein called the "Amended Indenture") and all indentures supplemental thereto, to which Amended Indenture and supplemental indentures reference is hereby made for a descrip-tion of the properties mortgaged and pledged, the nature and extent of the se-curity, the rights of the owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Inden-ture, modifications or alterations of the Amended Indenture, or of any inden-ture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 80% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 80% in amount of the Bonds of any series entitled to vote then outstanding and af-fected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional, or which reduces the percentage of Bonds the affirmative vote of which is required for the making of such modifi-cations or alterations. The Company is proposing an amendment to the Amended Indenture which would replace "80%" with "60%" in the preceding sentence, which amendment will become effective upon the consent or agreement thereto of the holders of all the outstanding Bonds. The holder of this Bond will be deemed to have approved such amendment. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided.

 This Bond is one of a series designated as the "First Mortgage Bonds, 5 3/4% Series due 2010" (herein called the "Bonds of 5 3/4% Series due

2010") of the Company, limited in aggregate principal amount to $16,000,000 issued under and secured by the Amended Indenture and all indentures supple-mental thereto and described in the indenture (herein called the "Supplemental Indenture of March 10, 1995") dated as of March 10, 1995, between the Company and the Trustee, supplemental to the Amended Indenture. Unless otherwise de-fined herein, the terms used herein shall have the same meanings as in the Supplemental Indenture of March 10, 1995.

 The Bonds of 5 3/4% Series due 2010 shall not be called for redemption by the Company prior to maturity except as provided herein and in the Supplemental Indenture of March 10, 1995. The Bonds of 5 3/4% Series due 2010 are subject to redemption in whole, but not in part, at any time, at the option of the Company upon payment of a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date, without premium, upon the occurrence of any of the following events:

  (a) damage or destruction to the Company's Chalk Point Generating Station in Maryland (the "Plant") or the pollution control project at the Plant (the "Facilities") to such extent that in the opinion of both the Company's board of directors (expressed in a resolution) and an architect or engineer ac-ceptable to NationsBank, N.A., (the "Pollution Control Bond Trustee"), as trustee under the Indenture of Trust, dated as of March 15, 1995 (the "Pol-lution Control Bond Indenture") between Prince George's County, Maryland (the "County") and the Pollution Control Bond Trustee, both opinions filed with the County and the Pollution Control Bond Trustee, (1) the Plant or the Facilities, as the case may be, cannot be reasonably repaired, rebuilt or restored within a period of six months to its condition immediately preced-ing such damage or destruction, or (2) the Company is thereby prevented from carrying on its normal operations at the Plant for a period of six months; or

  (b) loss of title to or use of a substantial part of the Plant or the Fa-cilities as a result of the exercise of the power of eminent domain which, in the opinion of both the Company's board of directors (expressed in a res-olution) and an architect or engineer acceptable to the Pollution Control Bond Trustee, both opinions filed with the County and the Pollution Control Bond Trustee, results or is likely to result in the Company thereby being prevented from carrying on its normal operations therein for a period of six months; or

  (c) a change in the Constitution of the State of Maryland or the Constitu-tion of the United States of America or legislative or administrative action (whether local, state or Federal) or a final decree, judgment or order of any court or administrative body (whether local, state or Federal) which causes the Loan Agreement, dated as of March 15, 1995, between the Company and the County (the "Loan Agreement"), to become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein or unreasonable burdens or excessive liabili-ties to be imposed upon the County or the Company with respect to the Plant or the Facilities or the operation thereof, including but not limited to the imposition of Federal, state or other ad valorem property, income or other taxes other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities; or

  (d) changes in the economic availability of raw materials, operating sup-plies, energy sources or supplies, or facilities necessary for the operation of the Facilities for the purposes of pollution control "facilities" as de-fined in the Maryland Economic Development Revenue Bond Act, or necessary for the operation of the Plant, occur or such technological or other changes which the Company cannot reasonably overcome or control and which in the reasonable judgment of the Company's board of directors (expressed in a res-olution) render the Facilities or the Plant uneconomic or obsolete for such purposes; or

  (e) any court or administrative body shall enter a judgment, order or de-cree, or shall take administrative action, requiring the Company to cease all or any substantial part of its operation serviced by the Facilities to the extent the Company is or will be prevented from carrying on its normal operations at the Plant for a period of six months;

provided, however, that to exercise such option to redeem the Company shall, file the required resolutions and opinions or a certificate, as the case may be, within nine months after the event permitting its exercise, giving notice to the County and the Pollution Control Bond Trustee, and shall specify a date not less than 45 nor more than 90 days thereafter for redemption.

 The Bonds of 5 3/4% Series due 2010 are subject to mandatory redemption at any time as a whole or, as hereinafter provided, in part at 100% of the prin-cipal amount thereof plus accrued interest to the redemption date, without premium, in the event that the Pollution Control Bond Trustee shall (a) de-liver a notification to the Trustee and the Company that it has been finally determined by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to ob-serve any covenant or agreement in the Loan Agreement or contravening any rep-resentation contained in the Loan Agreement, the interest payable on the Pol-lution Control Bonds, 1995 Series issued pursuant to the Pollution Control Bond Indenture is includable for Federal income tax purposes in the gross in-come of any holder of a Pollution Control Bond, 1995 Series, other than a holder who is a "substantial user" of the Facilities or a "related person," as provided in Section 147(a) of the Internal Revenue Code of 1986, as amended, or any applicable predecessor statutory provisions and (b) in conjunction therewith, make a demand for such redemption. No such determination will be considered final for the purpose of any mandatory redemption pursuant to this paragraph unless the Company shall have been given written notice as provided in the Pollution Control Bond Indenture and, if it shall have so desired, been afforded the opportunity to contest the same, either directly or in the name of any holder of a Pollution Control Bond, 1995 Series, and until conclusion of any appellate review with respect thereto, if sought. Any such redemption shall be on any date within 120 days from the time of such final determina-tion. Upon the finality of such determination, the Bonds of 5 3/4% Series due 2010 shall be redeemed in whole unless, as a result of an opinion rendered by Bond Counsel (as defined in the Pollution Control Bond Indenture) pursuant to
Section 2.05(b) of the Pollution Control Bond Indenture, the Pollution Control Bonds shall be redeemed only in part, in which event an equal principal amount of Bonds of 5 3/4% Series due 2010 shall also be redeemed. If such redemption shall occur in accordance with the terms hereof, then such failure by the Com-pany to observe such covenant, agreement or representation in the Loan Agree-ment shall not in and of itself constitute an Event of Default under the Pol-lution Control Bond Indenture, the Bonds of 5 3/4% Series due 2010, the Amended Indenture or the Supplemental Indenture of March 10, 1995.

 The Bonds of 5 3/4% Series due 2010 are also subject to mandatory redemption at any time, as a whole, at 100% of the principal amount thereof plus accrued interest to the redemption date, without premium in the event the Trustee shall receive a written demand (hereinafter called "Default Redemption De-mand") from the Pollution Control Bond

Trustee for redemption stating that the principal of all Pollution Control Bonds, 1995 Series then outstanding under the Pollution Control Bond Indenture has been declared to be immediately due and payable pursuant to the provisions of Section 9.01 thereof. The Trustee shall within 10 days of receiving the De-fault Redemption Demand mail a copy to the Company stamped or otherwise marked to show the date of receipt by the Trustee. The Company shall fix a redemption date and shall mail the Trustee notice of such selection at least 15 days prior to the date so selected. Such redemption date may be any day not more than 60 days after the receipt of the Default Redemption Demand by the Trust-ee. If the Trustee does not receive notice of such selection by the Company within 45 days after the Default Redemption Demand was received by the Trust-ee, then the redemption date shall be the 60th day after such receipt. The Trustee shall mail notice of the redemption date (hereinafter called the "De-fault Redemption Notice") to the Pollution Control Bond Trustee not more than 10 nor less than 5 days prior to the date fixed for redemption. The Trustee shall not mail any Default Redemption Notice (and no such redemption shall be made) if the Trustee receives a written cancellation of the Default Redemption Demand from the Pollution Control Bond Trustee prior to the mailing of the De-fault Redemption Notice. Notwithstanding any other provision contained in this Bond, or the Amended Indenture, the holder of this Bond by the acceptance of such Bond hereby waives any longer notice of redemption.

 In case an event of default, as defined in the Amended Indenture, shall oc-cur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the con-ditions and in the manner and with the effect provided in the Amended Inden-ture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds entitled to vote then outstanding.

 Subject to the restriction on transfer appearing hereon, this Bond is trans-ferable by the registered owner hereof, in person or by duly authorized attor-ney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Washington, D.C., upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee in exchange therefor; and this Bond, with or without others of the same series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Amended Indenture.

 No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or otherwise in respect hereof or of the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company or of any predecessor or successor corporation, ei-ther directly or through the Company or any such predecessor or successor cor-poration, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assess-ment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stock-holders, directors or officers being released by every owner hereof by the ac-ceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

 This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any pur-pose, until The Riggs National Bank of Washington, D.C., the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, shall have signed the form of certificate endorsed hereon.

 In Witness Whereof, Potomac Electric Power Company has caused this Bond to be signed in its name by the signature (or a facsimile thereof) of its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by the facsimile signature of its Secretary or an Assistant Secretary.

 Dated,

                                Potomac Electric Power Company

                                By ............................................
                                                  Vice President

Attest:

 ...................................
             Secretary

                        [form of trustee's certificate]

 This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and the Supplemental Indenture of March 10, 1995.

                                The Riggs National Bank of Washington, D.C.
                                                                        Trustee

                                By ............................................
                                                Authorized Officer

                                   PART III.

                                Issue of Bonds.

 Section 1. Except for Bonds of 2010 Series issued pursuant to Section 13 of
Article II of the Original Indenture as amended, the principal amount of Bonds of 2010 Series which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Sixteen Million Dollars ($16,000,000).

 Section 2. Bonds of 2010 Series in the aggregate principal amount of Sixteen Million Dollars ($16,000,000), may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the record-ing hereof) to or upon the order of the Company evidenced by a writing or writings, signed by its President or one of its Vice Presidents and its Trea-surer or one of its Assistant Treasurers, at such time or times as may be re-quested by the Company subsequent to the receipt by the Trustee of

  (1) the certified resolution and the officers' certificate required by Sec-tion 3(a) and Section 3(b) of Article III of the Original Indenture as amended;

  (2) the opinion of counsel required by Section 3(c) of Article III of the Original Indenture as amended;

  (3) cash, if any, in the amount required to be deposited by Section 3(d) of
 Article III of the Original Indenture as amended, which shall be held and applied by the Trustee as provided in said Section 3(d);

  (4) the certificates, instruments, opinions of counsel, prior lien bonds and cash, if any, required by Section 4 of Article III of the Original In-denture as amended, except that, as required by Part VII of this Supplemen-tal Indenture, property additions purchased, constructed or otherwise ac-quired on or before December 31, 1946 shall not be made the basis for the authentication and delivery of Bonds of 2010 Series; and

  (5) the certificates and opinions required by Article XVIII of the Original Indenture as amended.

                                   PART IV.

                                  Redemption.

 Section 1. The Bonds of 2010 Series shall not be redeemable by the Company prior to maturity.

 Section 2. Notwithstanding the provision of Section 1 of this Part IV, in the event of (a) damage or destruction of the Company's Plant or the Facilities,
(b) condemnation of the Company's Plant or the Facilities, (c) constitutional, legislative, judicial or administrative action voiding the Loan Agreement or imposing unreasonable burdens or excessive liabilities on the Company, includ-ing the imposition of certain taxes, (d) changes in the economic or technolog-ical status of the Plant or the Facilities rendering the Plant obsolete or un-economic or (e) court or administrative action requiring the Company to cease all or any substantial part of its operations serviced by the Facilities for a period of six months, all as provided in the form of Bond contained in Section 3 of Part II hereof, the Bonds of 2010 Series shall, in accordance with the provisions of Article V of the Original Indenture as amended, be redeemable, as a whole at any time prior to maturity, in the manner and upon the condi-tions provided in said form of Bond, upon payment of a redemption price equal to 100% of the principal amount thereof together with accrued interest to the redemption date, without premium.

 Section 3. Notwithstanding the provision of Section 1 of this Part IV, in the event the Trustee shall receive from the Pollution Control Bond Trustee either

  (a) a notification that the Bonds are subject to mandatory redemption, pur-suant to Section 2.05(b) of the Pollution Control Bond Indenture; or

  (b) a Default Redemption Demand (as defined in the form of Bond contained in Section 3 of Part II hereof);

the Bonds of 2010 Series shall be subject to mandatory redemption, as a whole at any time prior to maturity, or, in the case of clause (a) above, in part at any time, in each case in the manner and upon the conditions provided in said form of Bond, at 100% of the principal amount thereof together with accrued interest to the redemption date, without premium.

 Section 4. In accordance with the provisions of Article V of the Original In-denture as amended, notice of redemption (other than in a redemption in the event of a Default Redemption Demand) shall be delivered at least forty-five days and not more than sixty days prior to the date of redemption, to the reg-istered owner of the Bonds of 2010 Series at its address as the same shall ap-pear on the transfer register of the Company; provided, however, that such prior notice shall be deemed to have been duly given with respect to all or any part of the Bonds whenever the Company shall have complied with all of its obligations, as set forth in Article VII of the Pollution Control Bond Inden-ture, with respect to redemption of all or such part of the Pollution Control Bonds.

                                    PART V.

                Amendment of Indenture to Permit Qualification
                      Under Trust Indenture Act of 1939.

 The Company and the Trustee, from time to time and at any time, without any vote or consent of the holders of the Bonds of 2010 Series, may enter into such indentures supplemental to the Original Indenture as amended as may or shall by them be deemed necessary or desirable to add to or modify or amend any of the provisions of the Original Indenture so as to permit the qualifica-tion of the Original Indenture as amended under the Trust Indenture Act of 1939.

 Except to the extent specifically provided herein, no provision of this Sup-plemental Indenture is intended to modify, and the parties hereto do hereby adopt and confirm, the provisions of Section 318(c) of the Trust Indenture Act of 1939 which amend and supersede provisions of the Original Indenture, as supplemented, in effect prior to November 15, 1990.

                                   PART VI.

                       Amendment of Original Indenture.

 Notwithstanding any other provisions of the Original Indenture as amended, the holders of the Bonds of 2010 Series, by their holding of such Bonds, are deemed to have approved the following amendment to the Original Indenture as amended and to have authorized the Trustee to take any action necessary to ev-idence or effectuate such approval:

 Sections 5 and 6 of Article XV of the Original Indenture as amended are hereby amended by changing the words and figures "eighty percent. (80%)" to the words and figures "sixty percent. (60%)" wherever in such Sections such words and figures occur.

                                   PART VII.

                Additional Particular Covenants of the Company.

 The Company hereby covenants, warrants and agrees that so long as any Bonds of 2010 Series are outstanding:

 Section 1. The Company will not withdraw, pursuant to the provisions of Sec-tion 2 of Article VIII of the Original Indenture as amended, any moneys held by the Trustee as part of the trust estate in excess of an amount equal to the aggregate principal amount of such of the refundable Bonds as were theretofore issued by the Company; and that upon any such withdrawal by the Company re-fundable Bonds equal in aggregate principal amount to the amount so withdrawn shall be deemed to have been made the basis for such withdrawal.

 Section 2. Property additions purchased, constructed or otherwise acquired on or before December 31, 1946 shall not be made the basis for the authentication and delivery of Bonds, or the withdrawal of cash, or the reduction of the amount of cash required to be paid to the Trustee under any provision of the Indenture.

                                  PART VIII.

                                 The Trustee.

 The Trustee hereby accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture as amended set forth and upon the following terms and conditions:

 The Trustee shall not be responsible in any manner whatsoever for or in re-spect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Original Inden-ture as amended shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                   PART IX.
                           Miscellaneous Provisions.

 If any payment of principal of, or installment of interest on, the Bonds of 2010 Series shall be due and payable on any day which is not a business day, such payment shall become due and payable on the next succeeding business day, a "business day" being any Monday, Tuesday, Wednesday, Thursday, or Friday other than any such day that is a legal holiday or a day on which commercial banking institutions in the State of Maryland are authorized or obligated to close.

 As provided in the Pollution Control Bond Indenture, any amounts of money held in the Bond Fund provided in the Pollution Control Bond Indenture and available for such purpose, which are at the request of the Company applied to the payment of the principal of, premium, if any, and interest on the Pollu-tion Control Bonds on any payment or redemption date, shall be applied as a credit on amounts otherwise due under the Bonds of 2010 Series and shall pro tanto discharge the Company's obligations to pay such amounts otherwise due; provided that the amount of such credit shall be established by an officer's certificate (as de-fined in the Original Indenture as amended), concurred in by the Pollution Control Bond Trustee, which shall be delivered prior to the application of any such credit.

 This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an origi-nal; but such counterparts shall together constitute but one and the same in-strument.

 Potomac Electric Power Company hereby constitutes and appoints Dennis R. Wraase, one of its Senior Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgments of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said Potomac Electric Power Company.

 The Riggs National Bank of Washington, D.C., hereby constitutes and appoints James B. Lynn, one of its Vice Presidents, to be its true and lawful attorney-in-fact, for it and in its name to appear before any officer authorized by law to take and certify acknowledgements of deeds to be recorded in the District of Columbia, in the State of Maryland, in the Commonwealth of Virginia, and in the Commonwealth of Pennsylvania and to acknowledge and deliver these presents as the act and deed of said The Riggs National Bank of Washington, D.C.

 In Witness Whereof, said Potomac Electric Power Company has caused this Sup-plemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said The Riggs National Bank of Washington, D.C., in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental

Indenture to be attested by one of its Corporate Trust Officers, all as of the 10th day of March, One thousand nine hundred and ninety-five.

                                Potomac Electric Power Company

(Corporate Seal)

                                   By .........................................
                                                 DENNIS R. WRAASE,
                                               Senior Vice President

Attested:
 ...................................
          MARY T. HOWARD,
        Assistant Secretary

Signed, sealed and delivered by Potomac Electric Power Company in the presence of:

 ...................................

 ...................................
                       As Witnesses

                                   The Riggs National Bank of Washington, D.C.

(Corporate Seal)

                                   By .........................................
                                                   JAMES B. LYNN,
                                                   Vice President

Attested:
 ...................................
  Senior Corporate Trust Officer

Signed, sealed and delivered by The Riggs National Bank of Washington, D.C. in the presence of:

 ...................................

 ...................................
                       As Witnesses

City of Washington,       +++
District of Columbia,       ++  ss.:
                          +++

 I,         , a Notary Public in and for the District of Columbia, United
States of America, whose commission as such will expire    , do hereby certify
that Dennis R. Wraase and Mary T. Howard, whose names as Senior Vice President and Assistant Secretary, respectively, of Potomac Electric Power Company, a corporation, are signed to the foregoing and hereto attached deed, bearing date as of the 10th day of March, 1995, personally appeared this day before me in my District aforesaid and acknowledged themselves to be, respectively, a Senior Vice President and an Assistant Secretary of Potomac Electric Power Company, and that they as such, being authorized so to do, executed the said deed by signing the name of Potomac Electric Power Company by Dennis R. Wraase, as Senior Vice President, and attested by Mary T. Howard, as Assistant Secretary, and acknowledged the same before me in my District aforesaid and acknowledged the foregoing instrument to be the act and deed of Potomac Elec-tric Power Company.

 Given under my hand and official seal this     day of March, 1995.

(Notarial Seal)

                                   ............................................
                                                  Notary Public
                                               District of Columbia

City of Washington,       +++
District of Columbia,       ++  ss.:
                          +++

 I,          , a Notary Public in and for the District of Columbia, United
States of America, do hereby certify that Dennis R. Wraase, a Senior Vice President of Potomac Electric Power Company, a corporation, one of the parties to the foregoing instrument bearing date as of the 10th day of March, 1995, and hereto annexed, this day personally appeared before me in the City of Washington, the said Dennis R. Wraase being personally well known to me as the person who executed the said instrument as a Senior Vice President of and on behalf of said Potomac Electric Power Company and known to me to be the attor-ney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said Potomac Electric Power Company, and delivered the same as such. I further certify that the said Dennis R. Wraase, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corpora-tion; and that he signed his name thereto by like order. My commission expires

 Given under my hand and official seal this    day of March, 1995.

(Notarial Seal)

                                   ............................................
                                                  Notary Public
                                               District of Columbia

City of Washington,       +++
District of Columbia,       ++  ss.:
                          +++

 I,          , a Notary Public in and for the District of Columbia, United
States of America, do hereby certify that James B. Lynn and O. Clinton Jones, III, whose names as Vice President and Senior Corporate Trust Officer, respec-tively, of The Riggs National Bank of Washington, D.C., a corporation, are signed to the foregoing and hereto attached deed, bearing date as of the 10th day of March, 1995, personally appeared before me this day in my District aforesaid and acknowledged themselves to be, respectively, a Vice President and a Senior Corporate Trust Officer of The Riggs National Bank of Washington, D.C., and that they as such, being authorized so to do, executed the said deed by signing the name of The Riggs National Bank of Washington, D.C. by James B. Lynn as Vice President, and attested by O. Clinton Jones, III, as Senior Cor-porate Trust Officer, and acknowledged the same before me in my District aforesaid and acknowledged the foregoing instrument to be the act and deed of The Riggs National Bank of Washington, D.C., as therein set forth.

 Given under my hand and notarial seal this      day of March, 1995.

(Notarial Seal)

                                   ............................................
                                                  Notary Public
                                               District of Columbia

                                   My Commission Expires

City of Washington,       +++
District of Columbia,       ++  ss.:
                          +++

 James B. Lynn, of full age, being sworn according to law, on his oath deposes and says that he is a Vice President of The Riggs National Bank of Washington, D.C., the Trustee named in the foregoing Supplemental Indenture, dated as of the 10th day of March, 1995, that he is the agent of said Trustee for the pur-pose of perfecting such Supplemental Indenture and that the consideration in the Original Indenture referred to therein and in all indentures supplemental to said Original Indenture, including the foregoing Supplemental Indenture, is true and bona fide as therein set forth.

                                   ............................................
                                                  James B. Lynn

Subscribed and sworn to before me
  this    day of March, 1995.

 ...................................
           Notary Public
       District of Columbia

 My Commission Expires

(Notarial Seal)

City of Washington,       +++
District of Columbia,       ++  ss.:
                          +++

 I,       , a Notary Public in and for the District of Columbia, United States
of America, do hereby certify that James B. Lynn a Vice President of The Riggs National Bank of Washington, D.C., a corporation, one of the parties to the foregoing instrument bearing date as of the 10th day of March, 1995, and hereto annexed, this day personally appeared before me in the City of Washing-ton, the said James B. Lynn, being personally well known to me as the person who executed the said instrument as a Vice President of and on behalf of said The Riggs National Bank of Washington, D.C., and known to me to be the attor-ney-in-fact duly appointed therein to acknowledge and deliver said instrument on behalf of said corporation, and, as such attorney-in-fact, he acknowledged said instrument to be the act and deed of said The Riggs National Bank of Washington, D.C., and delivered the same as such. I further certify that the said James B. Lynn, being by me duly sworn, did depose and say that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal and was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

 Given under my hand and official seal this    day of March, 1995.

(Notarial Seal)

                                   ............................................
                                                  Notary Public
                                               District of Columbia

                                     My Commission Expires

                           CERTIFICATE OF RESIDENCE

 The Riggs National Bank of Washington, D.C., Mortgagee and Trustee within named, hereby certifies that its precise residence is 800-17th Street, N.W., Washington, D.C. 20006.

                                   The Riggs National Bank
                                    of Washington, D.C.

                                   By..........................................
                                                   James B. Lynn,
                                                   Vice President